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                                                                 EXHIBIT 6(7)(i)

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
            360                                                                                CIF44580

           WTF/mw                     Global Election Systems, Inc.                Loan Number      5904700/DT#22822
   WESTERN BANK ALBUQUERQUE           --------------------------------------                     -------------------
        P.O. Box 26144                1611 Wilmeth Rd.                             Date             March 12, 1998
Albuquerque, New Mexico 87125         --------------------------------------                     -------------------
    LENDER'S NAME AND ADDRESS         McKinney, TX 75069                           Maturity Date    Nov. 15, 1998
  "You" means the Lender, its         BORROWER'S NAME AND ADDRESS                                -------------------
     successors and assigns.                                                       Loan Amount   $        770,000.00
                                      "I" includes each Borrower above,                          -------------------
                                            jointly and severally.                 Renewal Of         NEW
                                                                                                 -------------------

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TERMS FOLLOWING A  [ ] APPLY ONLY IF CHECKED

NOTE - for value received, I promise to pay to you, or your order, at your address above, the principal sum of: Seven Hundred Seventy Thousand Dollars and 00/100 Dollars $ 770,000.00, plus interest from March 12, 1998 at the rate of WBP + 1% per year until November 15, 1998.

[X] ADDITIONAL FINANCE CHARGE - I also agree to pay a nonrefundable fee of $________________, and it will be [ ] paid in cash. [ ] paid pro rata over the loan term. [ ] withheld from the proceeds. (If this fee is withheld from the proceeds, the amount is included in the principal sum.)

[X] VARIABLE RATE - The rate above may then change so as always to be 1% above the following index rate: Western Bank Albuquerque Prime Rate. The interest rate may not change more than n/a% each n/a. The annual interest rate in effect on this note will not at any time be more than n/a% or less than 10%. The interest rate in effect on this note may change (as often as) the first day of each calendar month (assuming there is a change in the base rate) and an increase in the interest rate will cause an increase in [ ] the amount of each scheduled payment. [XX] the amount due at maturity. [ ] the number of payments.

PAYMENT - I will pay this note as follows:

  (a) [X] $632,100.00 + Int. due June 11, 1998
          $137,900.00 +/- Int. due Nov. 15, 1998

  (b) [ ] This note has _______ payments. The first payment will be in the amount of $_______________ and will be due ______________________. A payment of $_________ will be due on the __ day of each _________ thereafter. The final payment of the entire unpaid balance of principal and interest will be due _____________________.

INTEREST - Interest accrues on a 360 basis.

[X] MINIMUM INTEREST CHARGE - I agree to pay a minimum interest charge of $25.00 if I pay this loan off before you have earned that much in interest.

[X] LATE CHARGE - I agree to pay a late charge on the portion of any payment made more than 10 days after it is due equal to 5% of the unpaid amount or $na, whichever is na.

POST-MATURITY INTEREST - Interest will accrue after maturity on the unpaid balance of this note on the same basis as interest accrues before maturity, unless a specific post-maturity interest rate is agreed to in the next sentence.

[X] Interest will accrue at the rate of 18.00% per year on the balance of this note not paid at maturity, including maturity by acceleration.

[ ] This loan is made under the New Mexico Bank Installment Loan Act of 1959.

THE PURPOSE OF THIS LOAN IS - Short Term Working Capital

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SECURITY - You have certain rights that may affect my property as explained on page 2.  This loan [X] is [ ] is not further secured.

  (a) [X] This loan is secured by a financing statement dated March 12, 1998.

  (b) [ ] Security Agreement - I give you a security interest in the Property described below. The rights I am giving you in this Property and the obligations this agreement secures are defined on page 2 of this agreement.

      Assignment of Contract Proceeds-Contract No. 06-26G124074-1097 in the amount of $2,100,000.00
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                               This Property will be used for BUSINESS purposes.

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
                                                                                TOTAL OF PAYMENTS        I have the right to receive
ANNUAL PERCENTAGE RATE     FINANCE CHARGE           AMOUNT FINANCED         The amount I will have paid  at this time an itemization
The cost of my credit   The dollar amount the    The amount of credit         when I have made all                  of the
 as a yearly rate.      credit will cost me.  provided to me on my behalf.     scheduled payments.              Amount Financed
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
                     %  $                       $                            $                                       YES - I want
--------------------------------------------------------------------------------------------------------- ---------- an itemization.
My Payment Schedule will be:                                                                                         NO - I do not
--------------------------------------------------------------------------------------------------------- ---------- want an
Number of Payments       Amount of Payments                           When Payments Are Due                          itemization.
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                         $                                                                                    "e" means an estimate
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                         $                                                                                 $     Filing Fees
---------------------------------------------------------------------------------------------------------   -----
                         $                                                                                 $     Nonfiling Insurance
---------------------------------------------------------------------------------------------------------   -----
                         $
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[ ] This note has a demand feature. [ ] This note is payable on demand and all disclosures are based on an assumed maturity of one year
[ ] VARIABLE RATE [ ] My loan contains a variable rate feature.  Disclosures about the variable rate feature have been
    (check one)       provided to me earlier.
                  [ ] The annual percentage rate may increase during the term of this transaction if
                                                                                                    --------------------------------

------------------------------------------------------------------------------------------------------------------------------------

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Any increase will take the form of __________________________________________________________________. If the rate increases by
_________________________% in __________________________, the ______________________________ will increase to
________________________________.  The rate may not increase more often than once ______, and may not increase more than
_______________________________% each _______________________________________________. The rate will not go above ___________%.

SECURITY - I am giving a security interest in:               [ ] (brief description of other property)
  [ ] the goods or property being purchased.
  [ ] collateral securing other loans with you may also secure this loan.
  [ ] my deposit accounts and other rights to the payment of money from you.

[ ] LATE CHARGE - I will be charged a late charge on the portion of any payment made more than __ days after it is due equal to __%
    of the unpaid amount or $_______, whichever is ______________.

[ ] REQUIRED DEPOSIT - The annual percentage rate does not take into account my required deposit.

PREPAYMENT - If I pay off this note early, I    [ ] may     [ ] will not    have to pay a penalty.
       [ ] If I pay off this note early, I will not be entitled to a refund of part of the additional finance charge.

[ ] ASSUMPTION - Someone buying the property securing this obligation cannot assume the remainder of the obligation on the original terms.

I can see my contract documents for any additional information about nonpayment, default, any required repayment before the scheduled date, and prepayment refunds and penalties.
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CREDIT INSURANCE - Credit life insurance and credit disability insurance are not                ITEMIZATION OF AMOUNT FINANCED
required to obtain credit, and will not be provided unless I sign and agree to pay         AMOUNT GIVEN TO ME DIRECTLY $  770,000.00
the additional costs.                                                                                                   ------------
                                                                                      AMOUNT PAID ON MY (LOAN) ACCOUNT $
-----------------------------------------------------------------------------------                                     ------------
Type                       Premium                    Term                                                             $
-----------------------------------------------------------------------------------    -------------------------------  ------------
Credit Life                                                                            AMOUNTS PAID TO OTHERS ON MY BEHALF:
-----------------------------------------------------------------------------------             to Insurance Companies $
Credit Disability                                                                                                       ------------
-----------------------------------------------------------------------------------                to Public Officials $
Joint Credit Life                                                                                                       ------------
-----------------------------------------------------------------------------------                                    $
                                                                                        ------------------------------- ------------
[ ] do [X]   do not want credit life insurance                                                                         $
[ ] do [X]   do not want credit disability insurance.                                   ------------------------------- ------------
[ ] do [X]   do not want joint credit life insurance                                                                   $
[ ] do [X]   do not want _____________________ insurance.                               ------------------------------  ------------
       NOT DESIRED                               DOB                                   (less) PREPAID FINANCE CHARGE(S)$
-----------------------------------------------------------------------------------                                     ------------
                                                 DOB                                                   AMOUNT FINANCED $  770,000.00
-----------------------------------------------------------------------------------                                     ------------
PROPERTY INSURANCE - I may obtain property insurance from anyone I want that is accept- (Add all items financed and subtract prepaid
able to you.  If I get the insurance from or through you I will pay $     n/a                          finance charges.)
or      n/a     of coverage.                                                            --------------------------------------------
                                                                                        SIGNATURES - I AGREE TO THE TERMS SET OUT ON
                                                                                        PAGE 1 AND PAGE 2 OF THIS AGREEMENT.  I HAVE
--------------------------------------------------------------------------------------      RECEIVED A COPY OF THIS DOCUMENT ON
                                                                                                      TODAY'S DATE.
                                                                                             COSIGNERS - SEE NOTICE ON PAGE 2
                                                                                                     BEFORE SIGNING.
                                        (OPTIONAL)                                            GLOBAL ELECTION SYSTEMS, INC.

Signed                                                                      For Lender   Signature /s/ HOWARD VAN PELT
      ---------------------------------------------------------------------                       ----------------------------------
Title                                                                                                 Howard Van Pelt, President
      --------------------------------------------------------------------------------
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VARIABLE/SIMPLE INTEREST NOTE, DISCLOSURE, AND SECURITY AGREEMENT                            CONSUMER LOAN - NOT FOR OPEN-END CREDIT
1981, 1988 Bankers Systems, Inc., St. Cloud, MN (1-800-397-2341) Form NDaS-VSI-NM 2/9/93                               (page 1 of 2)

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